DYADIC ANNOUNCES $13 MILLION PRIVATE PLACEMENT

Jupiter, Florida, November 20, 2006 - Dyadic International, Inc. (AMEX: DIL), a biotechnology company, announced today that on November 17, 2006, it entered into a definitive agreement with institutional investors to purchase in a private placement 2,787,000 shares of common stock at a price of $4.68 per share and warrants to purchase up to 557,400 shares of common stock for gross proceeds of $13,043,160. The warrants will become exercisable on the 181st day after being issued, expire three years thereafter, have an exercise price of $6.33 per share and will be callable by the Company under certain circumstances. Cowen and Company, LLC, acted as the exclusive placement agent for the offering. The closing of the private placement is subject to the approval of the listing of the shares and the shares underlying the warrants by the American Stock Exchange and other customary closing conditions.

“The net proceeds of approximately $12.3 million will greatly assist us in expanding our C1 Host Technology development program that is fundamental to all of our businesses and, in particular, is anticipated to aid in the development of large-scale enzyme production systems and manufacturing processes for use in the production of abundant low cost fermentable sugars from biomass,” commented Mark Emalfarb, Dyadic’s President and CEO.“Additionally, the net proceeds are anticipated to help us strengthen the product pipeline for our Enzyme business, accelerate the commercial launch of new products in pulp & paper, animal feed and other areas, and expand R&D infrastructure as well as our sales and marketing efforts.”

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act and applicable state securities laws. Under the purchase agreement, the Company has agreed to file a resale registration statement on Form S-3 with the SEC covering the resale of the shares of common stock issued at the closing and the shares of common stock underlying the warrants.

About Dyadic

Dyadic International, Inc. is engaged in the development, manufacture and sale of biological products using a number of proprietary fungal strains to produce enzymes and other biomaterials, principally focused on a system for protein production based on the patented Chrysosporium lucknowense fungus, known as C1. Dyadic is applying its technologies to produce enzymes for use in converting various agricultural products (e.g. corn) and waste products (e.g. switch grass, wheat straw, sugar cane bagasse, etc.) into fermentable sugars, which can then be used in the production of traditional and cellulosic ethanol as well as other products currently derived from petroleum. Dyadic's C1 technology also is being developed to facilitate the discovery, development and large-scale production of human antibodies and other high-value therapeutic proteins. Dyadic currently sells more than 45 liquid and dry enzyme products to more than 200 industrial customers in approximately 50 countries for the textile, pulp & paper and animal feed industries.

Cautionary Statement for Forward-Looking Statements

Certain statements contained in this press release are "forward-looking statements." These forward-looking statements involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of these risks and uncertainties, please see our filings from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC's web site at http://www.sec.gov, including our Annual Report on Form 10-KSB for the year ended December 31, 2005, and our subsequent filings with the SEC. Except as required by law, we expressly disclaim any intent or obligation to update any forward-looking statements.

Contact:
Dyadic International, Inc.
Alexander (Sasha) Bondar, 561-743-8333
sbondar@dyadic.com
http://www.dyadic.com

or

Berkman Associates
Investor Relations Counsel
Neil Berkman, 310-826-5051
info@berkmanassociates.com

or

Avalanche Strategic Communications
Media Relations
Laura Finlayson, 201-488-0049
laura@avalanchepr.com